Exhibit 3.40

Delaware	Page 1
The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED ARE TRUE AND CORRECT COPIES OF ALL DOCUMENTS ON FILE OF “SAWMILL CREEK LLC” AS RECEIVED AND FILED IN THIS OFFICE.

THE FOLLOWING DOCUMENTS HAVE BEEN CERTIFIED: CERTIFICATE OF FORMATION, FILED THE TWENTY-FIFTH DAY OF JUNE, A.D. 2019, AT 10:11 O`CLOCK A.M.

AND I DO HEREBY FURTHER CERTIFY THAT THE AFORESAID CERTIFICATES ARE THE ONLY CERTIFICATES ON RECORD OF THE AFORESAID LIMITED LIABILITY COMPANY, “SAWMILL CREEK LLC”.

/s/ Jeffrey W. Bullock
Jeffrey W. Bullock, Secretary of State

7485200 8100H SR# 20202274315	Authentication: 202626660 Date: 03-20-20

You may verify this certificate online at corp.delaware.gov/authver.shtml

CERTIFICATE OF FORMATION OF SAWMILL CREEK LLC	State of Delaware Secretary of State Division of Corporations Delivered 10:11 AM 06/25/2019 FILED 10:11 AM 06/25/2019 SR 20195639142 - File Number 7485200

First: The name of the limited liability company is:

Sawmill Creek LLC

Second: The address of its registered office in the State of Delaware is 251 Little Falls Drive, in the City of Wilmington, County of New Castle, 19808. The name of its registered agent at such address is Corporation Service Company.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation of Sawmill Creek LLC this 25th day of June, 2019.

/s/ Lynn A. Reardon
Lynn A. Reardon, Authorized Person